EXHIBIT 99.1

IVAX DIAGNOSTICS REPORTS FIRST QUARTER RESULTS

MIAMI—(BUSINESS WIRE)—May 12, 2006—IVAX Diagnostics, Inc. (AMEX:IVD) reported its financial results for the first quarter of 2006. For the quarter, IVAX Diagnostics recorded net revenues of $4,718,000, a decrease of $665,000, or 12.4%, from the same period of the previous year. Net loss for the first quarter of 2006 was $797,000 compared to net income of $838,000 in the same period of 2005. Net loss for the first quarter of 2006 includes a cumulative effect adjustment of $201,000 for a change in accounting principle required by the Company’s adoption of SFAS 123(R) to account for stock based compensation.

Giorgio D’Urso, CEO and president of IVAX Diagnostics, said, “Our revenue during the first quarter was negatively impacted from the delay that we have experienced in the full commercial release of our new PARSEC™ System. Additionally, operating results for the first quarter of 2006 declined significantly compared to the first quarter of 2005, primarily as a result of the bad debt recovery of $1,690,000 that was recorded during the first quarter of 2005 when the allowance for doubtful accounts was reduced to recognize the impact of the collection of a previously outstanding Italian accounts receivable. We remain optimistic about getting the required 510(k) clearance from the FDA for the PARSEC System™ during 2006 and expect that this new laboratory automation system will be a major source of revenue growth for us worldwide in the future.”

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc., headquartered in Miami, Florida, develops, manufactures and markets proprietary diagnostic reagents, instrumentation, and software in the United States and Italy through its three subsidiaries: Diamedix Corporation, Delta Biologicals S.r.l., and ImmunoVision, Inc. Teva Pharmaceutical Industries Limited, through its wholly-owned IVAX Corporation subsidiary, owns approximately 72% of IVAX Diagnostics, Inc.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: risks and uncertainties regarding the PARSECTM System, including, without limitation, that the PARSECTM System may not perform as or be available when expected, that the PARSECTM System may not be a source of revenue growth for IVAX Diagnostics, that IVAX Diagnostics may not receive financial benefits or achieve improved operating results after the full commercial release of the PARSECTM System, that IVAX Diagnostics’ international activities associated with the PARSEC™ System may be impacted by the delay in the full commercial release of the PARSEC™ System, that the PARSECTM System may not be a factor in the future growth of IVAX Diagnostics or in allowing it to expand its business beyond its current range of autoimmune and infectious disease assays, that IVAX Diagnostics may not be able to obtain 510(k) clearance from the FDA for the PARSEC™ System during 2006 or at all, that the PARSECTM System may not provide IVAX Diagnostics with distinct competitive advantages, that IVAX Diagnostics may not be successful in its marketing of the PARSECTM System, and that customers may not integrate the PARSECTM System into their operations as readily as expected; that improved financial performance or results may not occur; that IVAX Diagnostics may not experience internal or external growth; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and factors set forth above, investors should consider the economic, competitive, governmental, technological and other risks and factors discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, in the section entitled “Risk Factors” in IVAX Diagnostics’ Annual Report on Form 10-K for the year ended December 31, 2005.

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	2006	2005
Three Months Ended March 31,

Net revenues	$4,718,385	$5,382,611
Cost of sales	1,984,653	2,136,239

Gross profit	2,733,732	3,246,372

Operating expenses:
Selling	1,491,835	1,513,457
General and administrative	1,438,797	1,152,100
Research and development	492,548	394,769
Bad debt recovery	—	(1,690,000)

Total operating expenses	3,423,180	1,370,326

Income (loss) from operations	(689,448)	1,876,046

Other income:
Interest income	119,787	69,261
Other expense, net	(10,907)	(64,243)

Total other income, net	108,880	5,018

Income (loss) before income taxes	(580,568)	1,881,064

Provision for income taxes	15,606	1,043,006

Income (loss) before cumulative effect of change in accounting principle	(596,174)	838,058

Cumulative effect of change in accounting principle	(201,000)	—

Net income (loss)	$(797,174)	$838,058

Net income (loss) per share, before cumulative effect of change in accounting principle
Basic and diluted	$(0.02)	$0.03

Cumulative effect of change in accounting principle, per share
Basic and diluted	$(0.01)	$—

Net Income (loss) per share
Basic and diluted	$(0.03)	$0.03

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	27,623,832	27,019,829

Diluted	27,623,832	27,955,340

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$4,474,560	$11,479,568
Marketable securities	5,825,011	122,045
Accounts receivable, net of allowances for doubtful accounts of $1,003,537 in 2006 and $973,855 in 2005	7,349,782	6,695,353
Inventories, net	5,773,653	5,608,584
Other current assets	996,422	1,164,890

Total current assets	24,419,428	25,070,440

Property, plant and equipment, net	2,531,734	2,213,581
Equipment on lease	559,267	585,295
Product license	1,255,936	1,255,936
Goodwill, net	6,707,569	6,722,725
Other assets	60,866	55,553

Total assets	$35,534,800	$35,903,530

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,117,217	$1,190,204
Accrued license payable	969,932	947,920
Accrued expenses and other current liabilities	2,960,415	2,895,836

Total current liabilities	5,047,564	5,033,960

Stock option compensation liability	177,000	—
Other long-term liabilities	724,374	680,006

Total liabilities	5,948,938	5,713,966

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value, authorized 50,000,000 shares, issued and outstanding 27,631,887 in 2006 and 27,623,554 in 2005	276,318	276,235
Capital in excess of par value	40,600,200	40,548,950
Accumulated deficit	(10,255,545)	(9,458,371)
Accumulated other comprehensive loss	(1,035,111)	(1,177,250)

Total shareholders’ equity	29,585,862	30,189,564

Total liabilities and shareholders’ equity	$35,534,800	$35,903,530

Contact:	Duane M. Steele
IVAX Diagnostics, Inc.
305-324-2338
www.ivaxdiagnostics.com